                                                                   EXHIBIT 10(P)

                            TRUST UNDER HUMANA INC.
                          DEFERRED COMPENSATION PLANS
                          ---------------------------

     This Trust Agreement ("Trust Agreement") is made this 15th day of April, 1998, by and between (i) Humana Inc., a Delaware corporation ("Company"), and
(ii) National City Bank of Kentucky, a Kentucky corporation ("Trustee").

Recitals:

     A. Company has adopted the Humana Officers' Target Retirement Plan, the Humana Supplemental Executive Retirement Plan and the Humana Thrift Excess Plan (hereinafter individually referred to as a "Plan" and collectively referred to as the "Plans"), all of which are nonqualified deferred compensation plans.

     B. Company has incurred liability under the terms of such Plans with respect to the individuals participating in such Plans.

     C. Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency (as herein defined) until paid to the Plan participant whose name is set forth on Exhibit A attached hereto and made a part hereof ("Plan Participant") and his beneficiaries in such manner and at such times as specified in the Plans.

     D. It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

     E. It is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans to the Plan Participant.

Agreement:

     Now, Therefore, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     1.   Establishment of Trust

          (a) Company hereby deposits with Trustee in trust $7,370,571.73, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

          (b)  The Trust hereby established shall be irrevocable.

          (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Plan Participant and general creditors as herein set forth. The Plan Participant and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Plan Participant and his beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency.

          (d) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor the Plan Participant or his beneficiaries shall have any right to compel such additional deposits.

     2.   Payments to Plan Participant and His Beneficiaries.

          (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the Plan Participant (and his beneficiaries) covered hereby, that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan Participant and his beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

          (b) The entitlement of the Plan Participant or his beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

          (c) Company may make payment of benefits directly to the Plan Participant or his beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Plan Participant or his beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

     3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.

          (a) Trustee shall cease payment of benefits to the Plan Participant and his beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          (b)  At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

               (1) The Board of Directors and the chief executive officer of the Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Plan Participant or his beneficiaries.

               (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

               (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Plan Participant or his beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Plan Participant or his beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

               (4) Trustee shall resume the payment of benefits to the Plan Participant or his beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Plan Participant or his beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to the Plan Participant or his beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     4. Payments to Company. Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to

Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Plan Participant covered hereby and his beneficiaries pursuant to the terms of the Plans.

     5.   Investment Authority.

          (a) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Plan Participant.

          (b) All amounts paid to Trustee by Company shall be held and administered by Trustee as a single trust.

          (c) Neither Company, the Plan Participant nor his beneficiaries shall have any authority or control whatsoever over the investments of the Trust.

          (d) Trustee shall have all the powers necessary to carry out the provisions hereunder. Trustee shall have the custody of all cash, securities and investments received or purchased in accordance with the terms hereof. Trustee may sell or exchange any property or asset of the Trust at public or private sale, with or without advertisement, upon terms acceptable to Trustee and in such manner as Trustee may deem wise and proper. The proceeds of any such sale or exchange may be reinvested as provided hereunder. The purchaser of any such property from Trustee shall not be required to look to the application of the proceeds of any such sale or exchange by Trustee. Trustee may participate in the reorganization, recapitalization, merger or consolidation of any corporation in which Trustee may own stock or securities and may exercise any subscription rights or conversion privileges, and generally may exercise any of the powers of any owner with respect to any stock or other securities or property comprising the Trust. Trustee may, through any duly authorized officer or proxy, vote or refrain from voting any shares of stock or securities which Trustee may own from time to time.

          (e) Trust may retain in cash such funds as from time to time it may deem advisable.

          (f) Trustee may hold stocks or other securities in its own name as Trustee, with or without the designation of the Trust, or in the name of a nominee selected by it for that purpose, and may deposit securities with a depository trust company, but the Trustee shall nevertheless be obligated to account for all securities owned by it as a part of the Trust, notwithstanding the name in which the same may be held.

          (g) Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     6. Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested .

     7. Accounting by Trustee. Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 45 days following the close of each calendar year, and within 45 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     8.   Responsibility of Trustee.

          (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

          (c) Trustee may consult with legal counsel (who may also be counsel for Company) with respect to any of its duties or obligations hereunder.

          (d) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          (e) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or by applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of Treas. Reg. (S) 301.7701-2.

     9. Compensation and Expenses of Trustee. Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

     10.  Resignation and Removal of Trustee.

          (a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

          (b) Trustee may be removed by Company on 10 days notice or upon shorter notice acceptable by Trustee.

          (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed with 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

          (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under Sections 10(a) or 10(b) hereof. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     11.  Appointment of Successor.

          (a) If Trustee resigns or is removed in accordance with Sections 10(a) or 10(b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

          (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     12.  Amendment or Termination.

          (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

          (b) The Trust shall not terminate until the date on which the Plan Participant covered hereby and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans.

     13.  Miscellaneous.

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to the Plan Participant and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules.

     14. Effective Date. The effective date of this Trust Agreement shall be April 15, 1998

     In Witness Whereof, the parties hereto have executed this Trust Agreement this 15th day of April, 1998.

                                        Humana Inc.


                                           /s/  JAMES W. DOUCETTE
                                        ---------------------------------------
                                        By:     James W. Doucette
                                        Title:  Vice President Investments &
                                                Treasurer
                                                       ("Company")


                                        National City Bank of Kentucky

                                           /s/  STEVEN C. PRINCE
                                        ---------------------------------------
                                        By:     Steven C. Prince
                                        Title:  Vice President
                                                       ("Trustee")